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Exhibit 3.2

BYLAWS OF
BIDZ.COM, INC.

ARTICLE I
STOCKHOLDERS

        SECTION 1.1.    ANNUAL MEETINGS.    An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

        SECTION 1.2.    SPECIAL MEETINGS.    Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman, the Chief Executive Officer, the President, or the Secretary and shall be called by any such person at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the meeting.

        SECTION 1.3.    NOTICE OF MEETINGS.    Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present and in person, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on records of the corporation.

        SECTION 1.4.    ADJOURNMENTS.    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        SECTION 1.5.    QUORUM.    Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        SECTION 1.6.    ORGANIZATION.    Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President (if not the Chief Executive Officer), or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

        SECTION 1.7.    VOTING; PROXIES.    Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy in any manner, including without limitation via telephone, Internet or such other manner as permitted by Section 212 of the Delaware General Corporation Law, as amended from time to time, provided that such authorization sets forth or contains information from which the Corporation can determine that the authorization was granted by the stockholder. If the authorization is granted in a manner other than in a written form, the proxy holder shall provide such reasonable verification as required by the corporation. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote thereon that are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes that could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

        SECTION 1.8.    FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        SECTION 1.9.    LIST OF STOCKHOLDERS ENTITLED TO VOTE.    The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

        SECTION 1.10.    CONDUCT OF MEETINGS.    The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; and (b) rules and procedures for maintaining order at the meeting and the safety of those present. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        SECTION 1.11.    ADVANCE NOTICE OF STOCKHOLDER BUSINESS.    As provided in Section 1.2, the business conducted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the special meeting. At any annual meeting of stockholders, only such business (other than the nomination and election of directors, which shall be subject to Section 1.12) may be conducted as shall be appropriate for consideration at the meeting and as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Section 1.11.

          (i)    TIMING OF NOTICE.    For business to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary not less than forty-five nor more than seventy-five days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the prior year's annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than thirty days prior to or delayed by more than thirty days after the anniversary of the prior year's meeting, notice by a stockholder shall be timely only if so delivered and received not later than the close of business on the later of (a) the ninetieth day prior to such annual meeting or (b) the tenth day following the day on which public announcement of the date of such meeting is first made. Further, the stockholder's notice must set forth that information required by the Bylaws, including, for director nominations, certain information about the nominee, and for other business, a brief description of such business, the reasons for conducting the business at the meeting, and any material interest of such stockholder in the business being presented. Except to the extent otherwise required by law, the adjournment of an annual meeting of stockholders shall not commence a new time period for the giving of a stockholder's notice as required above.

          (ii)    CONTENT OF NOTICE.    A stockholder's notice to the corporation shall set forth as to each matter the stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (C) the class or series (if any) and number of shares of the corporation that are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business and (E) a representation that the stockholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

          (iii)    CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE.    Notwithstanding anything in these bylaws to the contrary, no business (other than the nomination and election of directors and those matters and business proposed and set by the Board of Directors) shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.11. The officer of the corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section 1.11 and, if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 1.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with these bylaws.

          (iv)    PUBLIC ANNOUNCEMENT.    For purposes of this Section l.11 and Section 1.12, "public announcement" means disclosure (A) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (B) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, or (C) when mailed or otherwise delivered as the notice of the meeting pursuant to Section 1.3.

        SECTION 1.12.    ADVANCE NOTICE OF STOCKHOLDER NOMINEES.    Except as set forth in the certificate of incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section 1.12.

          (i)    TIMING OF NOTICE.    Nominations by stockholders shall be pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice of nominations to be made at an annual meeting of stockholders must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than forty-five nor more than seventy-five days before the first anniversary of the date of the preceding year's annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than thirty days before or after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than ninety days before such annual meeting or, if later, within ten days after the first public announcement of the date of such annual meeting. If a special meeting of stockholders of the corporation is called in accordance with Section 1.2 for the purpose of electing one or more directors to the Board of Directors, for a stockholder's notice of nomination to be timely it must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than ninety days before such special meeting or, if later, within ten days after the first public announcement of the date of such special meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of stockholders shall not commence a new time period for the giving of a stockholder's notice as described above.

          (ii)    CONTENT OF NOTICE.    A stockholder's notice to the corporation of nominations for a regular or special meeting of stockholders shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) such person's name, age, business address and residence address and principal occupation or employment, (2) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (3) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (B) as to the stockholder giving the notice: (1) the name and address, as they appear on the corporation's books, of such stockholder, (2) the class or series (if any) and number of shares of the corporation that are beneficially owned by such stockholder and (3) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder's notice of nomination that pertains to a nominee.

          (iii)    CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE.    Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.12. The officer of the corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 1.12 and, if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

ARTICLE II
BOARD OF DIRECTORS

        SECTION 2.1.    NUMBER; QUALIFICATION.    The number of Directors constituting the Board of Directors shall be fixed from time to time by resolutions of the Board of Directors. Directors need not be stockholders.

        SECTION 2.2.    RESIGNATION; VACANCIES.    Any director may resign at any time upon written notice to the corporation. Except as set forth in the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

        SECTION 2.3.    REGULAR MEETINGS.    Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

        SECTION 2.4.    SPECIAL MEETINGS.    Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the Chief Executive Officer, the President, the Secretary, or by any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 48 hours before the special meeting.

        SECTION 2.5.    TELEPHONIC MEETINGS PERMITTED.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

        SECTION 2.6.    QUORUM: VOTE REQUIRED FOR ACTION.    At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        SECTION 2.7.    ORGANIZATION.    Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President (if not the Chief Executive Officer), or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        SECTION 2.8.    WRITTEN ACTION BY DIRECTORS.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III
COMMITTEES

        SECTION 3.1.    COMMITTEES.    The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified members. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.

        SECTION 3.2.    COMMITTEE RULES.    Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV
OFFICERS

        SECTION 4.1.    EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES.    The Board of Directors shall elect a Chief Executive Officer and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.

        SECTION 4.2.    POWERS AND DUTIES OF EXECUTIVE OFFICERS.    The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE V
STOCK

        SECTION 5.1.    CERTIFICATES.    Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him or her in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        SECTION 5.2.    LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES.    The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI
INDEMNIFICATION

        SECTION 6.1.    RIGHT TO INDEMNIFICATION.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

        SECTION 6.2.    RIGHT TO ADVANCEMENT OF EXPENSES.    In addition to the right to indemnification conferred in Section 6.1 of this Article VI, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay such amounts if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

        SECTION 6.3.    RIGHT OF INDEMNITEE TO BRING SUIT.    If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

        SECTION 6.4.    NON-EXCLUSIVITY OF RIGHTS.    The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

        SECTION 6.5.    INSURANCE.    The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or any person who is serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

        SECTION 6.6.    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.    The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

        SECTION 6.7.    NATURE OF RIGHTS.    The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VII
MISCELLANEOUS

        SECTION 7.1.    FISCAL YEAR.    The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

        SECTION 7.2.    WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES.    Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as required by law, neither the business to be transacted at, nor the purpose of, any regular, annual, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

        SECTION 7.3.    INTERESTED DIRECTORS; QUORUM.    No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

        SECTION 7.4.    FORM OF RECORDS.    Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic format, provided that the records so kept can be converted into clearly legible form within a reasonable time.

        SECTION 7.5.    AMENDMENT OF BYLAWS.    These bylaws may be altered or repealed, and new bylaws made, in the manner prescribed in the certificate of incorporation.

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  Exhibit 3.2
BYLAWS OF BIDZ.COM, INC. ARTICLE I STOCKHOLDERS